ROYALITE PETROLEUM CORP.

2215 Lucerne Circle
Henderson, Nevada 89014-4905
USA

Phone (702) 451-4981
Fax (702) 451-4939
RoyalitePetro@aol.com

February 8, 2006

Letter Agreement

This Letter Agreement (the "Agreement") is executed by **Royalite Petroleum Corp.**, a Nevada Corporation ("Royalite") and **Nitra Corporation**, a Texas Corporation ("Nitra"), hereinafter referred to as "the Parties" for the purposes and considerations herein expressed.

WITNESSETH:

WHEREAS, Royalite and Nitra desire to enter into an agreement to formalize their verbal agreement in which Nitra's President, Michael L. Cass, will act as President of Royalite.

NOW THEREFORE, in consideration of the benefits to accrue to Royalite and Nitra, the parties agree to the following:

1. Terms and Conditions: Nitra agrees to allow its President, Michael L. Cass ("Cass"), to act in the capacity of President of Royalite and to direct the day to day activities of Royalite as prescribed by the Board of Directors of Royalite. Royalite agrees to pay Nitra on or before the first on each month for the services of Cass as described above in the amount of $8,000.00 per month until August 1, 2006 and $10,000 per month thereafter. Royalite agrees to pay Nitra Royalite also agrees to reimburse Nitra for all expenses associated with the services of Cass. Nitra agrees that Cass will devote the necessary time to carry out the duties to act as President of Royalite.

2. Term: One year from date of this agreement and month to month thereafter.

3. Choice of Law: This agreement shall be construed in accordance with, and governed by, the Laws of the State of Nevada.

4. Entire Agreement: This Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof. The terms and conditions of this agreement shall remain in full force and effect until such time as either party gives a 30 day written notice to the other party terminating this agreement.

5. Successors and Assigns: This Agreement shall be binding upon and shall inure to the benefit of, the Parties hereto and their respective successors and assigns. This agreement shall be binding, confidential, and unrecorded agreement between the Parties.

IN WITNESS WHEREOF, the parties agree to the terms and conditions above and have executed this Agreement as of this 8th day of February, 2006.

ROYALITE PETROLEUM CORP.

K. Ian Matheson, Managing Director

NITRA CORPORATION

Oil T. Cass, Managing Director

Michael L. Cass, President